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                                                                    EXHIBIT 99.2

                                      PROXY

                                 MEDSCAPE, INC.
                        Special Meeting, _________, 2000

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints ______________, _____________, and __________________, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of shareholders of Medscape, Inc. ("Medscape") on __________, 2000 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. A proposal to approve the Agreement of Reorganization and Merger, dated as of February 21, 2000, among MedicaLogic, Inc., Medscape, Inc. and Moneypenny Merger Corp.

           / / FOR          / / AGAINST          / / ABSTAIN

2. Transaction of any business that properly comes before the meeting and any adjournments thereof.

A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

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The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for approval of the MedicaLogic/Medscape merger. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                                  Shares:

                                  Date:__________________________________, 2000

                                  _____________________________________________
P                                         Signature or Signatures
R
0                                 Please date and sign as name is imprinted
X                                 hereon, including designation as executor,
Y                                 trustee, etc., if applicable. A corporation
                                  must sign its name by the president or other authorized officer.

                                  The Special Meeting of Shareholders of
                                  Medscape, Inc. will be held on _____________ at _______.m., Pacific Time, at
                                  [____________________________]

PLEASE NOTE: ANY SHARES OF STOCK OF MEDSCAPE HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF--THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF MEDSCAPE ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.